                                                                  Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3) and related Prospectus of American Italian
Pasta Company for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated October 30, 2002, with respect to the consolidated financial statements of American Italian Pasta
Company included in its Annual Report (Form 10-K) for the year ended September
27, 2002, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

Kansas City, Missouri
June 12, 2003